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Exhibit 99.2

Press Release

Contact:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY REPORTS SEPTEMBER AD REVENUE AND VOLUME FOR ITS NEWSPAPER GROUP

NEW YORK, October 16, 2003—The New York Times Company announced today that advertising revenue for the Company's Newspaper Group in September increased 2.3% compared with the results for the same month last year.

Including the results of the International Herald Tribune (IHT), which was acquired by the Company at the beginning of January, advertising revenue for the Newspaper Group rose 5.0% for the month.

Advertising results for September were as follows:

•
The New York Times
Advertising revenue for The New York Times, excluding the IHT, increased 1.8% for September 2003 compared with September 2002. National advertising revenue increased on growth in entertainment, telecommunications, transportation and financial advertising. Retail advertising revenue declined as strength in mass market advertising was offset by weakness in fine arts advertising. Classified advertising revenue decreased due to softness in help-wanted advertising.

•
New England Newspaper Group
Advertising revenue for the New England Newspaper Group increased 3.6% for September 2003 compared with September 2002. National advertising revenue increased on strength in healthcare/products, entertainment, financial services and telecommunications advertising. Retail advertising revenue decreased as weakness in department store advertising offset growth in mass market advertising. Classified advertising revenue was on a par with last year as gains in real estate and automotive advertising offset softness in help-wanted advertising.

•
Regional Newspaper Group
Advertising revenue for the Regional Newspaper Group increased 2.4% for September 2003 compared with September 2002. National advertising revenue increased as a result of additional telecommunications, national automotive and medical advertising. Preprint revenue rose on growth in both retail and national preprints. Retail advertising revenue decreased due to weakness at our newspapers in Alabama, California and the Carolinas, in the department store, drug store, electronic and financial advertising categories. Classified advertising revenue was on a par with last year as strength in real estate advertising offset softness in the automotive and help-wanted categories.

The New York Times Company (NYSE: NYT), a leading media company with 2002 revenues of $3.1 billion, includes The New York Times, The International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com and Boston.com. For the third consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune's 2002 list of America's Most Admired Companies. In 2003 the Company was named by Fortune as one of the 100 Best Companies to Work For. The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

#    #    #

Attachments:	September 2003 Advertising Revenue September 2003 Advertising Volume

THE NEW YORK TIMES COMPANY
2003 ADVERTISING REVENUE (a)
SEPTEMBER AND YEAR TO DATE

Newspaper Group
Total Advertising Revenue
($ 000's)

	September			Year to Date
	2003	2002	% Change	2003	2002	% Change
The New York Times	$94,840	$93,164	+1.8	$789,109	$775,344	+1.8
New England Newspapers (c)	37,511	36,202	+3.6	325,185	320,398	+1.5
Regional Newspapers	25,460	24,874	+2.4	244,099	239,468	+1.9

Sub-Total	$157,811	$154,240	+2.3	$1,358,393	$1,335,210	+1.7

International Herald Tribune (c)	4,119	N/A	N/A	24,092	N/A	N/A
Total Newspaper Group	$161,930	$154,240	+5.0	$1,382,485	$1,335,210	+3.5

(a)
Numbers may not add due to rounding.

(b)
The Boston Globe and the Worcester Telegram & Gazette.

(c)
On January 1, 2003, The Times Company, which had owned 50% of the IHT, became its sole owner. Accordingly, advertising revenue of the IHT is included in the results of the Newspaper Group. Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.

THE NEW YORK TIMES COMPANY
2003 ADVERTISING REVENUE (a)
THIRD QUARTER

Newspaper Group
Total Advertising Revenue
($ 000's)

	Third Quarter
	2003	2002	% Change
The New York Times	$238,768	$239,537	-0.3
New England Newspapers (b)	104,890	103,770	+1.1
Regional Newspapers	80,454	78,715	+2.2

Sub-Total	$424,112	$422,022	+0.5

International Herald Tribune (c)	8,268	N/A	N/A
Total Newspaper Group	$432,380	$422,022	+2.5

(a)
Numbers may not add due to rounding.

(b)
The Boston Globe and the Worcester Telegram & Gazette.

(c)
On January 1, 2003, The Times Company, which had owned 50% of the IHT, became its sole owner. Accordingly, advertising revenue of the IHT is included in the results of the Newspaper Group. Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.

THE NEW YORK TIMES COMPANY

2003 ADVERTISING VOLUME(1)
(Inches in thousands, Preprints in thousands of copies)
SEPTEMBER AND YEAR TO DATE

The New York Times(2)

	September			Year to Date
	2003	2002	% Change	2003	2002	% Change
Retail	33.8	35.5	-4.7	266.1	289.2	-8.0
National	114.0	109.6	+4.0	932.2	948.6	-1.7
Classified	50.7	56.9	-10.9	482.1	524.8	-8.1

Total ROP	198.5	202.0	-1.7	1,680.4	1,762.6	-4.7

Part Run/Zoned	66.9	68.1	-1.9	597.1	628.4	-5.0

Total	265.3	270.1	-1.8	2,277.5	2,391.0	-4.7

Preprints	40,620	44,293	-8.3	355,027	371,450	-4.4

New England Newspaper Group(3)

	September			Year to Date
	2003	2002	% Change	2003	2002	% Change
Retail	57.3	64.3	-11.0	535.8	582.0	-7.9
National	55.9	59.8	-6.4	531.3	575.1	-7.6
Classified	133.7	137.4	-2.7	1,184.7	1,213.0	-2.3

Total ROP	246.9	261.5	-5.6	2,251.8	2,370.1	-5.0

Part Run/Zoned	106.5	103.0	+3.4	933.7	801.0	+16.6

Total	353.4	364.5	-3.0	3,185.5	3,171.1	+0.5

Preprints	82,375	75,953	+8.5	760,208	706,236	+7.6

Regional Newspaper Group

	September			Year to Date
	2003	2002	% Change	2003	2002	% Change
Retail	403.2	427.1	-5.6	3,933.4	4,129.7	-4.8
National	26.7	21.6	+23.4	236.5	173.6	+36.2
Classified	564.8	569.7	-0.9	5,491.6	5,407.5	+1.6
Legal	27.2	25.9	+4.9	306.2	327.3	-6.4

Total	1,021.9	1,044.2	-2.1	9,967.7	10,038.1	-0.7

Preprints	86,528	83,936	+3.1	859,842	801,147	+7.3

International Herald Tribune (IHT)(4): For September, linage was 13,152 inches and for the YTD, linage was 82,877 inches.

THE NEW YORK TIMES COMPANY

2003 ADVERTISING VOLUME(1)
(Inches in thousands, Preprints in thousands of copies)
THIRD QUARTER

The New York Times(2)

	Third Quarter
	2003	2002	% Change
Retail	79.1	88.7	-10.9
National	280.3	284.7	-1.6
Classified	149.0	164.9	-9.7

Total ROP	508.8	538.4	-5.6

Part Run/Zoned	175.4	180.6	-2.9

Total	683.7	719.0	-4.9

Preprints	114,020	130,000	-12.3

New England Newspaper Group(3)

	Third Quarter
	2003	2002	% Change
Retail	165.0	185.8	-11.2
National	156.9	172.2	-8.9
Classified	396.8	406.6	-2.4

Total ROP	718.7	764.7	-6.0

Part Run/Zoned	303.5	299.8	+1.2

Total	1,022.2	1,064.5	-4.0

Preprints	253,801	244,678	+3.7

Regional Newspaper Group

	Third Quarter
	2003	2002	% Change
Retail	1,279.8	1,359.6	-5.9
National	75.7	58.8	+28.7
Classified	1,853.5	1,863.3	-0.5
Legal	82.9	83.1	-0.2

Total	3,291.9	3,364.8	-2.2

Preprints	269,309	263,792	+2.1

        International Herald Tribune (IHT)(4): For the third quarter, linage was 28,101 inches.

Footnotes:

1
Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

2
The New York Times sells advertising by category. It defines Retail, National and Classified as follows:

    Retail—Coupon Advertising, Department Stores, Fashion/Jewelry Stores, Fine Arts, Home Furnishings Stores, Mass Market Stores and Restaurants

    National—Advocacy, Alcoholic Beverages, American Fashion, Banking, Books, Corporate, Cosmetics, Direct Response, Education, Entertainment, Financial, Healthcare/Pharmaceuticals, Home Furnishing Manufacturers, Hotels/Resorts, International Country Advertorial, International Fashion, Live Entertainment, Media, Packaged Goods, Technology Products, Telecommunications and Transportation/Travel

    Classified—Automotive, Help Wanted, Real Estate and General

  Zoned—The New York Times also offers advertisers multiple zoned buying options primarily in its New York metropolitan market. This includes Retail, National or Classified advertising that is purchased by zip code or by a defined geographic area (Connecticut/Westchester, Long Island, Manhattan or New Jersey).

3
The Boston Globe and the Worcester Telegram & Gazette.

4
On January 1, 2003, The New York Times Company, which had owned 50% of the IHT, became its sole owner. Accordingly, advertising revenue of the IHT is included in the results of the Newspaper Group. Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.

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THE NEW YORK TIMES COMPANY REPORTS SEPTEMBER AD REVENUE AND VOLUME FOR ITS NEWSPAPER GROUP
THE NEW YORK TIMES COMPANY 2003 ADVERTISING REVENUE (a) SEPTEMBER AND YEAR TO DATE
THE NEW YORK TIMES COMPANY 2003 ADVERTISING REVENUE (a) THIRD QUARTER
THE NEW YORK TIMES COMPANY 2003 ADVERTISING VOLUME(1) (Inches in thousands, Preprints in thousands of copies) SEPTEMBER AND YEAR TO DATE
THE NEW YORK TIMES COMPANY 2003 ADVERTISING VOLUME(1) (Inches in thousands, Preprints in thousands of copies) THIRD QUARTER